RECORDING REQUESTED BY
AND, WHEN RECORDED, MAIL TO:

KATTEN MUCHIN & ZAVIS
1999 Avenue of the Stars
Suite 1400
Los Angeles, California  90067
Attention:  Joseph P. Franzetta, Esq.




                               LEASEHOLD DEED OF TRUST

           THIS DOCUMENT SECURES AGREEMENTS PROVIDING FOR BALLOON PAYMENTS.


    THIS LEASEHOLD DEED OF TRUST is made as of September 22, 1997 by and among CINEMASTAR LUXURY THEATERS, INC., a California corporation ("Trustor"), with a chief executive office at 431 College Boulevard, Oceanside, California 92057, Chicago Title Company, ("Trustee") and REEL PARTNERS, L.L.C., a Delaware limited liability company ("Beneficiary"), having an office at 327 Congress Avenue, Suite 100, Austin, Texas 78701.

                                 W I T N E S S E T H:

    THAT TRUSTOR IRREVOCABLY GRANTS, TRANSFERS AND ASSIGNS TO TRUSTEE, ITS SUCCESSORS AND ASSIGNS, IN TRUST, WITH POWER OF SALE, AND RIGHT TO ENTRY AND
POSSESSION:

    All of Trustor's present and future right, title and interest in and to that property now or hereafter acquired in the County of Riverside, State of California, described in the attached Exhibit "A" (referred to herein as the "Property");

    TOGETHER WITH, and including, without limitation:

    (a) All of Trustor's present and future right, title and interest under that certain Theater Lease, dated August 1, 1995, by and between Trustor and Mission Grove Theater Properties, L.P., and all amendments, extensions, renewals or supplements thereto (collectively, the "Lease" or the "Leasehold Estate" as the context may require);

    (b) All of Trustor's present and future right, title and interest in and to all buildings and improvements now or hereafter erected or placed on the Property; all easements, rights-of-way, passages, franchises, water rights, water courses, riparian rights, appurtenances, tenements, hereditaments and all other rights, liberties and privileges now or hereafter belonging to, or in any way appertaining, or in any way being a means of access, to the Property, including, without limitation, (i) any claim at law or in equity, and (ii) any after acquired title, franchise, license, right, interest or privilege and the reversion(s) and remainder(s) thereof;

    (c) All income, rents, issues, profits, revenues, royalties, proceeds, credits, deposits and options arising out of, under or relating to the use and operation of the Property and all subleases, subtenancies, occupancy agreements, licenses or concessions affecting the Property, including, without limitation, the right, power and authority given to and conferred upon Trustor under any assignment of subleases to collect and apply such income, rents, issues, profits and proceeds;

    (d) All of Trustor's present and future right, title and interest in and to all products, equipment, machinery, fixtures, inventory, appliances, furniture, furnishings, building materials, apparatus, supplies and all other goods and personal property of every kind and character located in, or upon, or attached or appurtenant to, or affixed to, or used or intended to be used in connection with, the ownership, use, occupancy, enjoyment, operation, management, development or improvement of the Property or any structures, building or improvements thereon, whether now owned or in existence or hereafter arising, acquired, or constructed, including, without limitation: all gaming equipment, all heating, lighting, laundry, incinerating, gas, electric and power equipment; all engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, water heaters, radiators, boilers and tanks; all lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, and communications apparatus, including without limitation all air cooling and air conditioning apparatus, furnaces, elevators and escalators and related machinery and equipment; all shades, awnings, blinds, curtains, drapes and floor coverings, including, without limitation, rugs and carpeting; all works of art, pictures, paintings, tables, chairs, lamps, and decorative lighting fixtures; all televisions, radios, phonographs, tape players, speakers, intercoms, music and telephone and other communication equipment, including, without limitation, cable antennae and related systems; all screens, storm doors and windows; all kitchen and restaurant equipment, including, without limitation, tables, stoves, refrigerators, dishwashers, microwave equipment, ovens and timers and other installed appliances; all chaise lounges, hot tubs, swimming pool heaters and equipment and other recreational equipment and supplies (computerized and otherwise); all visual and electric surveillance equipment; all office equipment, beds, dressers, mirrors, sofas, desks, wall coverings, clocks, albums, tapes, arcade games and computers; all operating supplies, cleaning supplies, paint supplies, janitor's equipment and supplies and laundry supplies; all cabinets, partitions, ducts and compressors; all trees, plants and other items of landscaping; and all tools, dies, blueprints, catalogues, computer hardware and software, all of which are declared to be real property;

    (e) All general intangibles arising from, used or held in connection with, or relating to the Property or the ownership, use, occupancy, enjoyment, operation, management, development or improvement thereof, including, without limitation, all governmental permits relating to construction, permits, all subdivision maps and applications therefor, all subdivision public reports and applications therefor, all development rights and airspace rights, all architectural and engineering drawings, plans and specifications, soil tests, feasibility studies, engineering reports, environmental, building and other permits, certificates of occupancy, construction, management and other contracts, franchises, licenses and all names under or by which the Property or any present or future improvements on the Property may at any time be operated or known, and all rights to carry on business under any such names, or any variant thereof, and all trademarks and goodwill in any way relating to the Property;

    (f) All right, title and interest of Trustor in and to the beds of the ways, roads, streets, avenues and alleys adjoining the Property, including, without limitation, any after-acquired title or reversionary interest;

    (g) All deposits made with or other security given to utility companies or governmental branches or agencies by or on behalf of Trustor with respect to the Property and all advance payments of insurance premiums made by or on behalf of Trustor;

    (h) All Trustor's right, title and interest in and to all gas, oil water and mineral rights now or hereafter derived from appurtenant to, or pertaining to the Property (and any and all shares of stock evidencing the same and profits relating thereto) and all air rights and development rights or credits relating to the Property;

    (i) All causes of action, claims and proceeds relating to or arising on account of any damage to or condemnation or other taking of the Property or any improvements thereon or any part thereof or for conveyance in lieu of condemnation, including, without limitation, insurance proceeds or condemnation or public improvement proceeding awards or compensation which Trustor now has or may hereafter acquire with respect to the Property or any improvements now or hereafter erected or placed thereon or any part thereof; and

    (j) All proceeds (including claims or demands thereto or therefor) of any of the foregoing, including, without limitation, any warranty or service contract relating to said collateral, proceeds of all present and future fire, hazard, or casualty insurance policies and all condemnation awards or payments in lieu thereof made by any public body, or decreed by any court or negotiated with any governmental agency for a taking or for degradation of value in any condemnation or eminent domain proceedings, and all causes of action and the proceeds thereof or any damage or injury to the Property or any part thereof, including, but not limited to, causes of action arising in tort or contract and causes of action for fraud or concealment of a material fact.

    All of the foregoing, whether now or hereafter owned, created or acquired, shall be deemed to be and shall remain a part of the Property encumbered by this Deed of Trust, and all of the foregoing, together with the Property, are hereinafter referred to collectively as the "Premises."

    TO HAVE AND TO HOLD the Premises unto the Trustee, its successors and assigns forever.

    FOR THE PURPOSE OF SECURING, in such order of priority as Beneficiary, in its absolute discretion, may determine, all of the following (collectively, the "Indebtedness"):

    (a) Payment of an indebtedness evidenced by that certain Convertible Secured Promissory Note of even date herewith executed by Trustor in favor of Beneficiary for the principal sum of $3,000,000, ("Note"), and any and all other documents executed by Trustor in connection with the creation of said indebtedness (collectively, the "Loan Documents"), and any and all modifications, amendments, extensions, renewals or replacements thereof; and

    (b) Payment of any other sums, with interest as herein provided, becoming due or payable under the provisions of this Deed of Trust to Beneficiary; and

    (c) Due, prompt and complete payment, observance, performance and discharge of each and every condition, obligation, covenant and agreement contained in this Deed of Trust, the Loan Documents and in any document or instrument supplementing, modifying or amending same, or otherwise evidencing, securing or pertaining to the indebtedness and obligations evidenced thereby; and

    (d) Payment of such additional sums (with interest thereon) as may hereafter be borrowed from Beneficiary, or its successors or assigns, by Trustor or the then record owner of the Property and evidenced by one or more promissory notes, security agreements or other documents, and discharge and performance of such other obligations and guaranties of Trustor or the then record owner, which documents or obligations by their terms receipt that they are secured by this Deed of Trust, and all modifications, amendments, extensions and renewals thereof.

    TO PROTECT AND MAINTAIN THE SECURITY OF THIS DEED OF TRUST, TRUSTOR AGREES:

    1. PAYMENT OF INDEBTEDNESS. Trustor shall promptly pay when due, whether by acceleration or otherwise, all Indebtedness for which this Deed of Trust has been given as security.

    2.        GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES.   Trustor
represents, covenants and warrants that:

         (a) Subject only to the rights of others provided in the documents and instruments described in the attached Exhibit "B", Trustor is the owner and holder of the

Leasehold Estate, and has good, absolute, and marketable title thereto, and has good right, full power and lawful authority to mortgage and pledge the same as provided herein, and Beneficiary may at all times peaceably and quietly enter upon, hold, occupy and enjoy the Premises in accordance with the terms hereof;

         (b) The Premises are free and clear of all liens, security interests, charges, encumbrances and encroachments whatsoever except those described in Exhibit "B";

         (c) Trustor will maintain and preserve the lien of this Deed of Trust until the Indebtedness, no matter how evidenced, and other sums secured hereby have been fully paid and performed;

         (d) Trustor has all necessary power, capacity and authority to execute, deliver and perform its obligations under the Loan Documents, and Trustor has taken all actions and obtained all authorizations, consents and approvals as are necessary to allow Trustor to execute, deliver and perform its obligations under the Loan Documents.

         (d) This Deed of Trust, the Loan Documents and all other documents and instruments evidencing or securing the Indebtedness or otherwise executed in connection therewith (including, without limitation, all guaranties) are valid and binding obligations enforceable in accordance with their respective terms and the execution and delivery thereof do not contravene any contract or agreement to which Trustor is a party or by which Trustor or any of its properties may be bound and do not contravene any law, order, decree, rule or regulation to which Trustor is subject;

         (f) There are no actions, suits or proceedings pending, or to the knowledge of Trustor threatened, against or affecting Trustor or the Premises;

         (g) All costs arising from construction of any improvements, the purchase of all equipment located on the Property and the operation of the Premises have been paid or will be paid as and when due;

         (h) The Property has direct access for ingress and egress to, the street(s) contiguous thereto, and electric, gas, sewer and water facilities and any other necessary utilities are, and at all times hereafter shall be, available in sufficient capacity to service the Property satisfactorily, and any easements necessary to the furnishing of such utility service by Trustor have been obtained and duly recorded;

         (i) Without the prior written consent of Beneficiary, Trustor will not seek, make or consent to any change in the zoning or conditions of use of the Property. Trustor will comply with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Property, including, but not limited to, those contained in any declaration and constituent documents of any condominium, cooperative or planned development project on the Property. Trustor will comply with all existing and future requirements of all governmental authorities having jurisdiction over the Property;

         (j) Trustor will promptly furnish, upon the Beneficiary's reasonable request, a duly acknowledged written statement setting forth all amounts due on the Indebtedness secured by this Deed of Trust and stating whether any offsets or defenses exist, and containing such other matters as Beneficiary may reasonably require; and

         (k) Trustor shall perform all of its obligations and covenants under the Lease, and shall not default under or breach any of the terms and provisions of the Lease.

    3.        MAINTENANCE OF PREMISES.  Trustor shall:

         (a) Maintain and keep the Premises in good condition and repair and shall not commit or permit waste of the whole or part or any material item consisting of a part of the Premises;

         (b) Not alter, remove or demolish any buildings, improvements, appliances or fixtures now or hereafter on the Property without the prior written consent of Beneficiary;

         (c) Promptly repair, replace or restore in a good, workmanlike manner and in compliance with all laws, ordinances, governmental rules and regulations, easements, agreements, covenants, conditions and restrictions affecting the Premises, all buildings, improvements, appliances and fixtures now or hereafter on the Property in the event of damage to or destruction of same;

         (d) Perform, in the event all or any portion of the Premises constitutes a leasehold estate belonging to Trustor, each and every obligation of Trustor under the terms of the lease agreement relating to the demised Premises;

         (e) Not commit, suffer or permit any act upon the Premises in violation of any laws, ordinances, governmental rules and regulations, easements, agreements, covenants, conditions and restrictions affecting the Premises or use of the Premises;

         (f) Perform in a timely and proper manner any and all other acts which from the character or use of the Premises is reasonably necessary to protect and preserve the security of this Deed of Trust; and

         (g) Promptly pay when due all expenses incurred pursuant to this paragraph 3, or otherwise relating to the Premises, and promptly pay, discharge or otherwise release all claims for labor performed on, and materials furnished to, the Premises.

    4. INSURANCE. Trustor shall provide, maintain and keep policies of insurance with companies and in form, content, policy limits and terms reasonably satisfactory to Beneficiary, with loss payable to Beneficiary, insuring the Premises against such hazards as Beneficiary may from time to time reasonably require, and as otherwise required under any agreement between Trustor and Beneficiary. Such insurance shall (i) with respect to hazard insurance, name as the loss payee thereunder Trustor, the Trustee and Beneficiary, as their interests may appear, and shall

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contain a mortgagee endorsement (438 BFU); (ii) with respect to liability insurance, name the Trustee and Beneficiary as additional insureds thereunder; and (iii) contain such other endorsements as Beneficiary shall deem necessary to protect its interests in the Premises. All such policies shall not be cancelable or subject to substantial change without at least thirty (30) days' prior written notice to, and approval by, Beneficiary, and Beneficiary shall receive at least thirty (30) days' prior written notice of the termination of any such policy. Trustor shall promptly pay when due all premiums for such insurance, shall deliver certified copies of all such insurance policies, renewals of such policies and premium receipts therefor to Beneficiary, and shall do all things necessary to obtain prompt settlement or disposition of any claim or loss covered under such policies. Without waiving or curing any Event of Default (as defined in paragraph 11 hereof), and without regard to the adequacy of its security, Beneficiary may, in its absolute discretion, subject only to the provisions of the immediately following paragraph: (i) apply the proceeds of such insurance upon any Indebtedness secured by this Deed of Trust, whether or not such Indebtedness is then due and payable; and/or (ii) in such order, in such manner and according to such terms and conditions as Beneficiary may determine, release all or portions of such proceeds to Trustor for the repair, replacement, or restoration of the Premises. If such proceeds are so released to Trustor, neither Beneficiary nor Trustee shall be obligated to see to the proper allocation or application thereof, nor shall the amount so released or used be deemed the payment on any Indebtedness secured hereby. No insurance proceeds at any time held by Beneficiary hereunder shall be deemed to be held in trust, and Beneficiary may commingle such proceeds with Beneficiary's general assets and shall not be liable for the payment of any interest or other return thereon. In the event of foreclosure of this Deed of Trust, or other transfer of title to the Premises in extinguishment of the Indebtedness secured hereby, all right, title and interest of Trustor in and to any insurance policies then in force shall pass to the purchaser or grantee. Beneficiary is hereby irrevocably authorized to assign in Trustor's name to such purchaser or grantee all such policies which may be amended or rewritten to show the interest of such purchaser. If the insurance proceeds are applied to the payment of the sums secured by this Deed of Trust, any such application of proceeds to principal shall not extend or postpone the due dates of the monthly installments of such indebtedness or change the amounts of such installments.

    Notwithstanding the foregoing, if Beneficiary is given reasonable assurances that the Premises can be restored to the equivalent of its original condition with insurance proceeds, Trustor may use insurance proceeds to the extent necessary to so restore the Premises. In that event, Beneficiary may, at Beneficiary's sole option, condition disbursement of the proceeds on Trustor's deposit with Beneficiary of any amount by which the cost of repair and restoration, as reasonably estimated by Beneficiary, exceeds the available insurance proceeds, on Beneficiary's approval of such plans and specification of an architect satisfactory to Beneficiary, contractor's cost estimates, architect's certificates, waivers of liens, payment and performance bonds, sworn statements of mechanics and materialmen and such other evidence of costs, percentage of completion of construction, application of payments, and satisfaction of liens as Beneficiary may reasonably require. Trustor may withhold disbursement of any or all of such proceeds if there has occurred an Event of Default under this Deed of Trust, or if there has occurred any event which would, if uncured or uncorrected, constitute an Event of Default with the giving of notice, passage of time, or both. Nothing set forth in this paragraph, and no authority given to Trustor to repair, rebuild or restore the Premises or any portion thereof, shall be deemed to constitute Trustor the agent of Beneficiary for any purpose, or to create, either expressly or by implication, any liens or claims or rights on behalf of laborers, mechanics, materialmen or other lienholders which could in any way be superior to the lien or claim of Beneficiary, or which could be construed as creating any third party rights of any kind or nature to any insurance proceeds in Beneficiary's possession.

    5. PAYMENT OF TAXES, LIENS AND ASSESSMENTS. Trustor shall pay and discharge prior to delinquency: (a) all current and future taxes, assessments and charges of every kind and nature, including, without limitation, real and personal property taxes; (b) all general and special assessments, including, without limitation, common area maintenance assessments and assessments on appurtenant water stock; (c) all levies, permit, inspection, license, and other fees; (d) all water and sewer rents, connection fees and charges; and (e) all other public and private charges whether of a like or different nature imposed upon or assessed against Trustor, Beneficiary or the Premises, or any part thereof or upon the revenues, rents, issues, income, or of profits thereof or upon the inventory of goods maintained or stored thereon or therein. Trustor shall, within ten (10) days following such payment or discharge, provide Beneficiary with receipts therefor. Notwithstanding the foregoing, Trustor shall have the right to contest the validity or amount of any such tax, assessment or charge, provided that (a) the validity or amount thereof is contested diligently and in good faith; (b) Trustor shall protect the Premises against any lien arising out of any such tax, assessment or charge, or out of any such contest thereof, by obtaining a bond or other security, in form, substance, amount, and issued by a surety, satisfactory to Beneficiary; and (c) Trustor's title to, and right to use, the Premises is not adversely affected.

    6. LITIGATION, ETC. Trustor shall promptly give written notice to Beneficiary of, and appear in and defend, at its sole cost and expense by counsel reasonably acceptable to Beneficiary, any action or proceeding affecting or purporting to affect Beneficiary's interest in the Premises, the security of this Deed of Trust, or the rights and powers of Beneficiary and Trustee hereunder. Beneficiary and Trustee shall have the right to appear in and participate in all such proceedings at Trustor's expense.

    7. PERFORMANCE OF OBLIGATIONS BY BENEFICIARY. Should Trustor fail to make any payment, perform any obligation or do any act set forth in or secured by this Deed of Trust, Beneficiary may, but without obligation to do so, without notice to or demand upon Trustor and without releasing Trustor from making such future payments, performing such future obligations or doing such future acts, make such payment, perform such obligation or do such act in such manner and to such extent as Beneficiary may deem necessary to protect the security of this Deed of Trust. Except as set forth on Exhibit "B," without limiting the foregoing, Beneficiary may pay, purchase, contest or compromise any encumbrance, charge, lien, claim or debt which, in the sole judgment of Beneficiary, appears to be prior or superior to this Deed of Trust or which may affect or appear to affect the security of this Deed of Trust, the interests of Beneficiary, or the rights, powers and duties of Trustee or Beneficiary hereunder. Beneficiary and its agents, representatives and workers are authorized to enter the Premises or any part thereof at any time for the purpose of inspecting same, and for the purpose of performing any act authorized under this Deed of Trust.

    8. CONDEMNATION. Any award of damages or other form of compensation awarded in connection with any condemnation for public use of, or injury to, the Premises or any part thereof is hereby assigned and shall be paid directly to Beneficiary, to be used, held, paid, applied or released in the absolute discretion of Beneficiary and without regard to the adequacy of its security, in the same manner and with the same effect as provided herein for the disposition of insurance proceeds. In this regard, Trustor hereby waives the benefit of any statute, rule or law which may be contrary thereto, and Trustor hereby agrees to execute such further assignments therefor as Beneficiary may require.

    9. GENERAL RIGHTS OF BENEFICIARY. At any time and from time to time, without liability therefor, without notice and without affecting the liability of any person, including, without limitation, Trustor or any guarantor, for the payment or performance of any Indebtedness secured by this Deed of Trust, or the lien of this Deed of Trust on the Premises or any portion thereof, Beneficiary may: (i) release any person liable for the payment of any Indebtedness; (ii) extend the time or otherwise alter the terms of payment of any Indebtedness and make compositions or other arrangements with any, debtor in relation thereto; (iii) alter, substitute, increase or release any portion of the Premises or any other collateral securing any Indebtedness; (iv) consent to the making of any map or plot of the Property; (v) join in granting any easements or creating any restrictions on the Property; and (vi) join in any extension agreement or any agreement subordinating the lien or charge of this Deed of Trust.

    10. RECONVEYANCE OF THIS DEED OF TRUST. Upon payment of all sums secured by this Deed of Trust, Beneficiary shall cause Trustee to release this Deed of Trust and shall produce for Trustee the Note. Trustor shall pay all costs of recordation and shall pay the statutory Trustee's fees. If Beneficiary shall not produce the Note as aforesaid, the Beneficiary, upon notice from Trustor shall obtain, at Beneficiary's expense, and file any lost instrument bond required by Trustee or pay the cost thereof to effect the release of this Deed of Trust.

    11. EVENT OF DEFAULT; SALE BY TRUSTEE OF THE PREMISES. Any one or more of the following shall constitute an "Event of Default" under this Deed of
Trust:

         (a) Trustor shall fail to make any payment when due (after giving effect to applicable cure periods, if any) under this Deed of Trust, the Note or any other document or instrument evidencing the Indebtedness or executed in connection herewith or therewith;

         (b) An "Event of Default" (as such term is defined and used in the Note);

         (c) Trustor (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, at law, in equity, or before any administrative tribunal, which has prevented or might have the effect of preventing Trustor from complying with the terms of this Deed of Trust) shall fail to observe or to perform or to comply with, or otherwise breaches, any term, covenant, condition, agreement or obligation, for a period of fifteen (15) days (i) contained in this Deed of Trust, the Loan Documents or any other agreement or instrument evidencing the Indebtedness or executed in connection herewith or therewith; or (ii) any other document, agreement or instrument now or hereafter existing between Trustor and Beneficiary;

         (d) Any warranty, representation, statement, report or certificate required by or set forth in this Deed of Trust or otherwise made or delivered by Trustor to Beneficiary now or hereafter is incorrect, false, untrue or misleading in any respect whatsoever;

         (e) Trustor shall default under or breach the Lease (beyond any applicable cure period, if any) or if Trustor shall terminate or cancel the Lease;

         (f) Trustor sells, conveys, transfers, leases, assigns, pledges or further encumbers the Premises or any part thereof to persons other than Beneficiary or affiliates of the Beneficiary or Pacific Concessions, Inc. (to the extent Trustor is, as of the date hereof, obligated to obtain any collateral assignments of lease for such entity) without the prior written consent of the Beneficiary as provided in this Deed of Trust;

         (g) A default shall occur under any deed of trust or assignment encumbering the Premises or any portion thereof beyond any applicable cure period, if any, whether such deed of trust or assignment is prior or subordinate to the lien of this Deed of Trust, or the beneficiary under any such deed of trust shall commence a foreclosure action in connection with said deed of trust;

         (h) Revocation or termination of, or limitation of liability upon, any guaranty of any or all of the Indebtedness;

         (i) Any levy, assessment, attachment, seizure, lien or encumbrance for any cause or reason whatsoever upon all or any part of the Premises or upon a substantial part of Trustor's other assets which is not released within thirty (30) days; or

         (j) Trustor shall generally not pay its debts as they become due or shall enter into any agreement (whether written or oral), or offer to enter into any such agreement, with all or a significant number of its creditors regarding any moratorium or other indulgence with respect to its debts or the participation of such creditors or their representatives in the supervision, management or control of the business of Trustor; or Trustor shall conceal, remove or permit to be concealed or removed any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall make any transfer of its property to or for the benefit of any creditor at a time when other creditors similarly situated have not been paid.

    Upon an Event of Default, Beneficiary may without notice or demand of any kind (all of which are hereby expressly waived by Trustor) take such action as it deems necessary or advisable to protect and enforce its rights and remedies hereunder, at such time and in such order as the Beneficiary may determine in its sole discretion, and without impairing or otherwise affecting any rights and remedies of Beneficiary, including, without limitation, the following: (a) declare all

Indebtedness secured by this Deed of Trust immediately due and payable; (b) exercise the power of sale under this Deed of Trust and execute and record (or cause Trustee to execute and record) a notice of default and election to cause the Premises to be sold to satisfy the Indebtedness secured hereby, which sale may include at Beneficiary's sole election some or all of any personal property collateral for the Indebtedness; (c) commence an action to foreclose this Deed of Trust and otherwise enforce and protect it security hereunder; and/or (d) take any other actions permitted by law or equity to enforce its rights and remedies hereunder as it may deem appropriate in its sole discretion. With respect to the foregoing:

              (i) Upon the recordation of such notice of default, Beneficiary shall deposit this Deed of Trust and all documents evidencing the Indebtedness with Trustee;

              (ii) After the lapse of such time as may then be required by law following the recordation of the notice of default, and after notice of sale as then required by law, Trustee (without demand on Trustor) shall sell the Premises, together with such personal property collateral for the Indebtedness as Beneficiary in its sole discretion may elect, at the time and place fixed in such notice of sale, either as a whole or in separate parcels, and in such order as Beneficiary may determine in its sole discretion, at public auction to the highest bidder for cash in lawful money of the United States of America, payable at the time of sale. Trustee may postpone the sale of all or any portion of the Premises, and any such personal Property, by public announcement at such time and place of sale and from time to time thereafter may postpone such sale by public announcement at the time and place fixed by the preceding postponement;

              (iii) Trustee shall deliver to the purchaser a deed conveying the Premises together with any personal property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustee or Beneficiary, may purchase at such sale;

              (iv) Upon such sale by Trustee, and after deducting all costs, expenses, and fees of Trustee and of this trust, or incident to the enforcement of any right or remedy, or as otherwise provided hereunder, including, without limitation, the cost of evidence of title in connection with any sale, and attorneys' fees and court costs, Trustee shall apply the proceeds from the sale to the payment of: (i) the Indebtedness secured by this Deed of Trust, including, without limitation, all expenditures made and incurred by Beneficiary or Trustee under this Deed of Trust or under any other document evidencing or securing any Indebtedness secured hereby, together with accrued interest thereon at the rate of interest then payable under the Loan Documents; and (ii) the remainder, if any, to the person or persons legally entitled thereto;

              (v) Subject to the rights of the entities set forth on Exhibit "B," upon an Event of Default, Beneficiary shall be entitled to have a court immediately appoint a receiver for the Premises and Trustor hereby expressly consents to the appointment of such receiver. Any such appointment may be made either before or after sale, with such notice, if any, as may be required by court rule or proceeding, and without regard to the solvency or insolvency at the time of application for such receiver of the person or persons, if any, liable for the payment of the Indebtedness secured hereby and without regard to the then value of the Premises and without bond being required of the applicant. Such receiver shall have the power to take possession, control, and care of the Premises and to collect the rents and profits of the Premises and, in case of a sale and a deficiency, during the full statutory period of redemption, as well as during any further times when Trustor, its administrators, executors, successors, or assigns, except for the intervention of such receiver, would be entitled to collect such rents, issues, and profits, and all other powers which may be necessary or are useful in such cases for the protection, possession, control, management, and operation of the Premises during the whole of said period. To the extent permitted by law, the receiver may be authorized by the court to extend or modify any then existing leases and to make new leases,which extensions, modifications, and new leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the Indebtedness secured hereunder. It is understood and agreed that any such leases and options or other such provisions shall be binding upon Trustor and all persons whose interests in the Premises are subject to the lien hereof and upon the purchaser or purchasers from sale, discharge of the Indebtedness secured hereby, satisfaction of any foreclosure decree, or issuance of any certificate of sale or deed to any purchaser;

              (vi) Trustor and Trustee acknowledge and agree that some or all of any personal property collateral for the Indebtedness may at Beneficiary's sole election be sold pursuant to the power of sale contained in this Deed of Trust. Trustor further agrees that any proceeds received by Beneficiary from the disposition of any such personal property collateral shall not operate or be deemed a cure of any Event of Default under this Deed of Trust, and such proceeds may be applied to the Indebtedness in such order or manner as Beneficiary may determine in its sole and absolute discretion, including, without limitation, in inverse order of maturity.

    12. PAYMENT OF COSTS AND EXPENSES. Trustor shall immediately reimburse Beneficiary and Trustee for all reasonable costs and expenses which Beneficiary and Trustee may incur by reason of, or arising out of, or in connection with: (a) any Event of Default; (b) any action or proceeding in which Beneficiary or Trustee may appear in or commence to protect, preserve, exercise or enforce their rights, remedies or security interests under this Deed of Trust, or under any document or instrument evidencing the Indebtedness secured by this Deed of Trust, or which otherwise relates to the Premises, including all appeals therefrom; (c) the performance of any act authorized or permitted hereunder; and (d) the exercise of any other rights or remedies under this Deed of Trust, or under any document or instrument evidencing the Indebtedness secured by this Deed of Trust, or otherwise relating to the protection of Beneficiary's or Trustee's rights and interest hereunder or under any document or instrument evidencing the Indebtedness secured hereby, whether or not a suit or proceeding is instituted. Such costs and expenses shall include, without limitation, the reasonable fees, charges and expenses of attorneys, engineers, accountants, appraisers, expert witnesses, consultants and other professional assistants and advisors, costs and expenses of searching records, examining title and determining rights in, title to, or the value of, the Premises or the boundaries thereof, including title company charges, title insurance premiums, survey costs, publication costs, and other charges incident thereto, all whether or not a suit or proceeding is instituted. Trustor agrees to and shall pay, immediately and without demand, all sums so expended by Beneficiary or Trustee, together with interest from the date of expenditure, at the highest interest rate then payable under the documents and instruments evidencing the

Indebtedness, all of which sums plus interest shall constitute additional indebtedness secured by this Deed of Trust.

    13. TRANSFER OR FURTHER ENCUMBRANCE OF THE PREMISES. In the event of any sale, conveyance, transfer, sublease, pledge or further encumbrance of the Premises or any interest in or any part of the Premises, or of any interest in Trustor, or any further assignment of rents from or subleases of the Premises without the prior written consent of Beneficiary then, at Beneficiary's option, Beneficiary may declare the outstanding principal amount of the Indebtedness, the interest accrued thereon, and all other sums secured hereby, to be due and payable immediately, and upon such declaration, such principal and interest and other sums shall immediately become and be due and payable without demand or notice. Beneficiary's consent shall be within its sole and absolute discretion, and Beneficiary specifically reserves the right to condition its consent upon (by way of illustration but not of limitation) its approval of the financial or management ability of the purchaser, transferee, sublessee, pledgee or assignee, upon an agreement to escalate the interest payable on the Indebtedness to Beneficiary's then current interest rate, upon the assumption of the obligations and liabilities of the Indebtedness and this Deed of Trust by the purchaser, transferee, sublessee, pledgee, or assignee, upon the receipt of guaranties of the Indebtedness satisfactory to Beneficiary or upon payment to Beneficiary of a reasonable assumption fee. Any purchaser, transferee, sublessee, pledgee or assignee shall be deemed to have assumed and agreed to pay the Indebtedness and perform any other obligation secured by this Deed of Trust and to have assumed and agreed to be bound by the terms and conditions of this Deed of Trust, including the terms of this paragraph, unless Beneficiary specifically agrees in writing to the contrary. Trustor agrees that in the event the ownership of Trustor or any part thereof becomes vested in a person other than Trustor, Beneficiary may, without notice to Trustor, deal in any way with such successor or successors in interest with reference to this Deed of Trust and the Indebtedness hereby secured without in any way vitiating or discharging Trustor's liability hereunder or under the documents and instruments evidencing the Indebtedness secured hereby. No transfer or encumbrance of the Premises or any interest herein and no forbearance or assumption by any person with respect to this Deed of Trust and no extension to any person of the time for payment of the Indebtedness hereby secured given by Beneficiary shall operate to release, discharge, modify, change or affect the liability of Trustor, either in whole or in part, unless Beneficiary specifically agrees in writing to the contrary.

    14. ACCEPTANCE OF LATE AND PARTIAL PAYMENTS. The acceptance by Beneficiary of the payment of any sum or the performance of any other obligation secured by this Deed of Trust after its due date shall not constitute a waiver of the right to require prompt payment or performance when due of all other and future sums and obligations so secured, or to declare an Event of Default for any failure to so pay or perform, or to proceed with foreclosure or sale for any other Event of Default then existing. The acceptance by Beneficiary of the payment of a portion of any sum, or the partial performance of any other obligation, secured by this Deed of Trust at such time that the same is due and/or payable in its entirety shall neither cure nor excuse the Event of Default caused by failure to pay the whole of such installment or otherwise fully perform such obligation, or affect any notice of default recorded prior to such acceptance, unless such notice of default is expressly revoked in writing by Beneficiary. Such acceptance shall not constitute a waiver of Beneficiary's rights to require full payment or performance when due of all other and future sums or other obligations so secured.

    15. CUMULATIVE REMEDIES; ADDITIONAL SECURITY. No remedy herein conferred upon or reserved to the parties to this Deed of Trust is intended to be exclusive of any other remedy provided herein, in the Loan Documents or by law. Each such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Beneficiary in the exercising of any right or power accruing upon any Event of Default shall impair such right or power or any other right or power, nor shall such delay or omission be construed or deemed to be a waiver of any Event of Default or any acquiescence therein. If Beneficiary at any time holds additional security for the Indebtedness secured by this Deed of Trust, Beneficiary, at its sole election and without limiting or affecting any of its rights or remedies hereunder, may exercise any of the right and remedies to which Beneficiary may be entitled hereunder, either before, following or concurrently with whatever rights or remedies Beneficiary may have in connection with such other security, and in such order and in such manner as Beneficiary may deem necessary or advisable, without waiving any rights or remedies with respect to any other security hereunder. In the event of an inconsistency between the terms and provisions of this Deed of Trust and the instruments and documents evidencing the Indebtedness secured hereby, such document or instrument granting to Beneficiary the greatest rights and remedies shall prevail.

    16. PARTIAL INVALIDITY OF THIS DEED OF TRUST. In the event any one or more of the provisions of this Deed of Trust or any other document evidencing the Indebtedness secured hereby shall for any reason be held to be invalid, illegal and/or unenforceable in any respect, such invalidity, illegality and/or unenforceability shall not affect any other provision of this Deed of Trust or any such other document, and such other provisions shall remain binding and enforceable and shall continue in full force and effect. Any ambiguity in this Deed of Trust shall be construed in favor of the Beneficiary.

    17.       WAIVER OF MARSHALLING. ETC.   Notwithstanding anything herein to
the contrary, Trustor will not: (i) at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Premises or any part thereof, whenever or wherever enacted, which may affect the covenants and terms of performance of this Deed of Trust, (ii) claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Premises, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction, or
(iii) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. Additionally, Trustor hereby expressly waives all benefit or advantage of any such law or laws. Trustor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Premises marshalled upon any foreclosure hereof. Beneficiary shall have the right to determine the order in which any or all portions of the Indebtedness is satisfied from the proceeds realized upon the exercise of the remedies provided herein. Trustor, any party who consents to this Deed of Trust and any party who now or hereafter requires a lien or security interest in any of the Premises and who has actual or constructive notice hereof hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

    18. APPLICATION OF CALIFORNIA LAW. This Deed of Trust is to be construed, enforced and governed according to and by the internal laws of the State of California.

    19.       TRUSTOR'S WAIVERS.

         (a) Trustor acknowledges that it has been represented by counsel of its choice to review this Deed of Trust, the Loan Documents, and all other documents relating thereto and said counsel has explained and Trustor understands the provisions thereof, or that Trustor has voluntarily declined to retain such counsel.

         (b) To the extent permitted by law, Trustor hereby expressly waives diligence, demand, presentment, protest and notice of every kind and nature whatsoever (unless as otherwise required under this Deed of Trust) and waives any right to require Beneficiary to enforce any remedy against any guarantor, endorser or other person whatsoever prior to the exercise of its rights and remedies hereunder or otherwise. Trustor waives any right to require Beneficiary to: (i) proceed or exhaust any collateral security given or held by Beneficiary in connection with the Indebtedness; (ii) give notice of the terms, time and place of any public or private sale of any real or personal property security for the Indebtedness or other guaranty of the Indebtedness; or (iii) pursue any other remedy in Beneficiary's power whatsoever.

         (c) Trustor waives the right to assert any statute of limitations as a defense to the Loan Documents, this Deed of Trust, and any obligation secured by it, to the fullest extent permitted by applicable law.

         (d) No portion of the Indebtedness shall be or be deemed to be offset or compensated by all or any part of any claim, cause of action, counterclaim, or cross-claim, whether liquidated or unliquidated, which Trustor may have or claim to have against Beneficiary. Trustor waives, to the fullest extent permitted by applicable law, the benefits of California Code of Civil Procedure section 431.70, which provides:

    "Where cross-demands for money have existed between persons at any point in time when neither demand was barred by the statute of limitations, and an action is thereafter commenced by one such person, the other person may assert in the answer the defense of payment in that the two demands are compensated so far as they equal each other, notwithstanding that an independent action asserting the person's claim would at the time of filing the answer be barred by the statute of limitations. If the cross-demand would otherwise be barred by the statute of limitations, the relief accorded under this section shall not exceed the value of the relief granted to the other party. The defense provided by this section is not available if the cross-demand is barred for failure to assert it in a prior action under Section
    426.30. Neither person can be deprived of the benefits of this section by the assignment or death of the other. For the purposes of this section, a money judgment is a "demand for money" and, as applied to a money judgment, the demand is barred by the statute of limitations when enforcement of the judgment is barred under Chapter 3 (commencing with Section 683.010) of Division I of Title 9."

         (e) Trustor: (i) shall not have any right of subrogation to any of the rights of Beneficiary against any guarantor, maker or endorser; (ii) waives any right to enforce any remedy which Beneficiary now has or may hereafter have against any other guarantor, maker or endorser; (iii) waives any benefit it of, and any other right to participate in, any collateral security for the Indebtedness or any guaranty of the Indebtedness now or hereafter held by Beneficiary.

         (f) Trustor hereby authorizes and empowers Beneficiary in its sole discretion, without any notice or demand and without affecting the lien and charge of this Deed of Trust, to exercise any right or remedy which Beneficiary may have available to it, including, but not limited to, judicial foreclosure, exercise of rights of power of sale without judicial action as to any collateral security for the Indebtedness, whether real, personal or intangible property.
To the extent permitted by law, Trustor expressly waives any defense or benefits that may be available under California Code of Civil Procedure Section 580 and in its subdivisions, Section 726, or comparable provisions of the laws of any other state, as well as all suretyship defenses that Trustor may have under California law and the laws of any other state. Without limiting the foregoing, Trustor specifically agrees that any action maintained by Beneficiary for the appointment of any receiver, trustee or custodian to collect rents, issues or profits or to obtain possession of the Property shall not constitute and "action" within the meaning of Section 726 of the California Code of Civil Procedure.

    20.       MISCELLANEOUS PROVISIONS.

         (a) This Deed of Trust inures to the benefit of and binds all parties hereto and their respective heirs, legatees, devisees, administrators, executors, successors, and permitted assigns. The term "Beneficiary" as used herein shall mean the owner and holder, including pledgees and assignees, of the instruments and documents evidencing the Indebtedness secured hereby, whether or not named as Beneficiary herein.

         (b) The headings and captions of the paragraphs of this Deed of Trust are for reference purposes only and shall not be construed or deemed to define or limit any of the terms and provisions contained hereunder. Whenever in this Deed of Trust the content so requires, the gender used includes the masculine, feminine, and/or neuter and the number so used includes the singular and/or the plural. Trustor shall mean "and each of them."

         (c) In the event of the passage, after the date of this Deed of Trust, of any law deducting from the value of real property, for tax purposes, any lien or charge thereon, or changing in any way the laws now existing for the taxation of deeds of trust or indebtedness secured by deeds of trust for federal, state or local purposes, or changing the manner of collection of any such taxes as to affect this Deed of Trust or the Indebtedness secured hereby, Trustor agrees to pay such tax arising from such new law; and if Trustor fails to do so or if it would be illegal for Trustor to do so, Beneficiary may, at its election and without demand or notice, declare the entire Indebtedness secured by this Deed of Trust (together with accrued interest thereon) immediately due and payable.

         (d) It is specifically agreed that time is of the essence of this agreement.

         (e) Trustor agrees to pay such charges required by Beneficiary for any statement regarding the Indebtedness secured hereby, in an amount not exceeding the maximum allowed by law at the time such statement is requested.

         (f) Trustor requests that a copy of any notice of default or any notice of sale hereunder be mailed to Trustor by certified mail at the address first referenced and set forth herein, or at such other address as Trustor may, from time to time, notify Trustee by certified United States mail.

         (g) Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party to this Deed of Trust pending sale under any other deed of trust of any action or proceeding in which Trustor, Beneficiary and/or Trustee is a party, unless brought by Trustee hereunder.

         (h) The Loan Documents are incorporated herein by this reference and made a part hereof.

    IN WITNESS WHEREOF, this Deed of Trust is executed as of the date first hereinabove written.

                             TRUSTOR:

                             CINEMASTAR LUXURY THEATERS, INC.,
                             a California corporation


                             By:
                                ------------------------------
                                Name:
                                    --------------------------
                                Title:
                                      ------------------------

STATE OF CALIFORNIA     )
                        )  ss.
COUNTY OF LOS ANGELES   )


    On this            day of                     , 1997, before me, the
undersigned, a Notary Public in and for said State, personally appeared

--------------------------------------------------------------------------------
-------------------------------------------------------------------------------,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


WITNESS my hand an official seal.



---------------------------------------------
    Notary Public in and for said State